Joint Filer Information


Name:		CBL Partners, L.P.

Address:	200 Greenwich Avenue
		Greenwich, CT 06830

Issuer & Ticker Symbol:  AutoNation, Inc. (AN)

Signature:	CBL PARTNERS, L.P.

	By:  	ESL Investments, Inc., its general partner

		By:	/s/ William C. Crowley
			William C. Crowley
			President and Chief Operating Officer

Dated:  May 6, 2004


Name:		Courtesy Partners, L.P.

Address:	200 Greenwich Avenue
		Greenwich, CT 06830

Issuer & Ticker Symbol:  AutoNation, Inc. (AN)

Signature:	COURTESY PARTNERS, L.P.

	By:  	ESL Investments, Inc., its general partner

		By:	/s/ William C. Crowley
			William C. Crowley
			President and Chief Operating Officer

Dated:  May 6, 2004


Name:		Tynan LLC

Address:	200 Greenwich Avenue
		Greenwich, CT 06830

Issuer & Ticker Symbol:  AutoNation, Inc. (AN)

Signature: 	TYNAN LLC

		By:	/s/ William C. Crowley
			William C. Crowley
			Sole Member

Dated:  May 6, 2004


Name:		Edward S. Lampert

Address:	200 Greenwich Avenue
		Greenwich, CT 06830

Issuer & Ticker Symbol:  AutoNation, Inc. (AN)

Signature: 	/s/ Edward S. Lampert
		Edward S. Lampert

Dated:  May 6, 2004


Name:		William C. Crowley

Address:	200 Greenwich Avenue
		Greenwich, CT 06830

Issuer & Ticker Symbol:  AutoNation, Inc. (AN)

Signature: 	/s/ William C. Crowley
		William C. Crowley

Dated:  May 6, 2004